Exhibit 10.9

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of June 2, 2021, among Organon & Co., a Delaware corporation (the “Company” or the “Issuer”) and Organon Foreign Debt Co-Issuer B.V., a subsidiary of the Company and a Dutch private limited company (besloten vennootschap met beperkte aansprakelijkheid) registered with the trade register of the Dutch Chamber of Commerce under trade register number 82563098 (the “Co-Issuer”), Organon Finance 1 LLC (the “Escrow Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

W I T N E S E T H

WHEREAS, the Escrow Issuer has heretofore executed and delivered that certain Indenture (as supplemented, the “Indenture”), dated as of April 22, 2021, providing for the issuance of an unlimited aggregate principal amount of 4.125% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that upon the Effective Date, the Company and the Co-Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Company and the Co-Issuer shall unconditionally assume, as issuer and co-issuer respective, all of the Escrow Issuer’s Obligations under the Notes, the Indenture and the Collateral Documents on the terms and conditions set forth herein and under the Indenture;

WHEREAS, the Company and the Co-Issuer are to execute and deliver this Supplemental Indenture immediately prior the execution and delivery by the initial Guarantors, in connection with the Assumption, of a supplemental indenture substantially in the form of Exhibit E to the Indenture;

WHEREAS, following the execution hereof, the Escrow Issuer will merge with and into the Company, with the Company the surviving entity; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Assume Obligations. Each of the Company and the Co-Issuer hereby agrees to unconditionally assume the Escrow Issuer’s obligations as Issuer under the Notes, the Indenture and the Collateral Documents, on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture, the Notes and the Collateral Documents and to perform all of the obligations and agreements of the Issuer and the Co-Issuer, respectively, under the Indenture. As of and after the time of execution of this Supplemental Indenture, the Company shall have agreed to all terms, provisions, covenants and agreements contained in the Indenture which are applicable to the “Issuer” or the “Company” as such terms are used therein, the same as if the Company were an original signatory to the Indenture as the “Issuer”, and the Co-Issuer shall have agreed to all terms, provisions, covenants and agreements contained in the Indenture which are applicable to the “Co-Issuer” as such term is used therein, the same as if the Co-Issuer were an original signatory to the Indenture as the “Co-Issuer”.

(3) No Recourse Against Others. No director, officer, employee, incorporator, member or stockholder of the Company or the Co-Issuer shall have any liability for any obligations of the Company, the Co-Issuers or the Guarantors under the Notes, any Guarantees, the Indenture, the Collateral Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

(5) Submission to Jurisdiction. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Supplemental Indenture. To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defence or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any amendment or other modification hereof (including supplements, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Co-Issuer.

(9) Incorporation into the Indenture. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context requires otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ORGANON FINANCE 1 LLC, as Escrow Issuer

By:	/s/ Rita Karachun
Name: Rita Karachun
Title: President

[Signature Page to First Supplemental Indenture (4.125% Senior Secured Notes due 2028)]

ORGANON & CO., as Issuer

By:	/s/ Joseph Promo
Name: Joseph Promo
Title: Vice President and Corporate Treasurer

[Signature Page to First Supplemental Indenture (4.125% Senior Secured Notes due 2028)]

ORGANON FOREIGN DEBT CO-ISSUER B.V., as Co-Issuer

By:	/s/ Linda van Erp
Name: Linda van Erp
Title: Director

[Signature Page to First Supplemental Indenture (4.125% Senior Secured Notes due 2028)]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to First Supplemental Indenture (4.125% Senior Secured Notes due 2028)]